1551 N. Tustin Avenue, Suite 300

Santa Ana, CA 92705

714.667.8252 main

714.667.6860 fax

www.gbe-reits.com/healthcare2

Contact: Damon Elder
Phone: 714.975.2659
Email: damon.elder@grubb-ellis.com

Grubb & Ellis Healthcare REIT II Declares Distribution

SANTA ANA, Calif. (Oct. 26, 2009) – Grubb & Ellis Healthcare REIT II, Inc. announced today that its board of directors has approved and declared an initial cash distribution at an annualized rate of 6.5 percent to be paid to stockholders of record as of the close of business on each day of the period commencing on the closing date of its first acquisition and ending March 31, 2010. The distributions would be paid on a monthly basis in arrears out of funds legally available. The company’s board of directors intends to declare distributions on a quarterly basis.

About Grubb & Ellis Healthcare REIT II
Grubb & Ellis Healthcare REIT II, Inc. intends to qualify as a real estate investment trust that seeks to preserve, protect and return investors’ capital contributions, pay regular cash distributions, and realize growth in the value of its investments upon the ultimate sale of such investments. Grubb & Ellis Healthcare REIT II is seeking to raise up to approximately $3 billion in equity and to acquire a diversified portfolio of real estate assets, focusing primarily on medical office buildings and other healthcare-related facilities.

Grubb & Ellis Healthcare REIT II is sponsored by Grubb & Ellis Company (NYSE: GBE). Named to The Global Outsourcing 100™ in 2009 by the International Association of Outsourcing Professionals™, Grubb & Ellis is one of the largest commercial real estate services and investment companies in the world. Our 6,000 professionals in more than 130 company-owned and affiliate offices draw from a unique platform of real estate services, practice groups and investment products to deliver comprehensive, integrated solutions to real estate owners, tenants and investors. The firm’s transaction, management, consulting and investment services are supported by highly regarded proprietary market research and extensive local expertise. Through its investment subsidiaries, the company is a leading sponsor of real estate investment programs that provide individuals and institutions the opportunity to invest in a broad range of real estate investment vehicles, including publicly registered non-traded real estate investment trusts (REITs), tenant-in-common (TIC) investments suitable for tax deferred 1031 exchanges, separate accounts and other real estate investment funds. For more information, visit www.grubb-ellis.com.

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This release contains certain forward-looking statements (under Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended) with respect to our ability to close our first property acquisition and pay a cash distribution to our stockholders in the stated timeframe. Because such statements include risks, uncertainties and contingencies, actual results may differ materially from those expressed or implied by such forward-looking statements. These risks, uncertainties and contingencies include, but are not limited to, the following: our ability to close our first property acquisition; our ability to have funds legally available to pay a cash distribution at an annualized rate of 6.5 percent to our stockholders of record on each date of payment and in the stated timeframe or at all; uncertainties relating to changes in general economic and real estate conditions; uncertainties regarding changes in the healthcare industry; the uncertainties relating to the implementation of our real estate investment strategy; and other risk factors as outlined in the company’s prospectus, as amended from time to time, and as detailed from time to time in our periodic reports, as filed with the Securities and Exchange Commission. Forward-looking statements in this document speak only as of the date on which such statements were made, and we undertake no obligation to update any such statements that may become untrue because of subsequent events. We claim the safe harbor protection for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.

THIS IS NEITHER AN OFFER TO SELL NOR AN OFFER TO BUY ANY SECURITIES DESCRIBED HEREIN. OFFERINGS ARE MADE ONLY BY MEANS OF A PROSPECTUS OR OFFERING MEMORANDUM.

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